EXHIBIT 99.1


Union
Bank of                        NEWS RELEASE
California


                   FOR IMMEDIATE RELEASE (SEPTEMBER 17, 2007)

                             CONTACT:STEPHEN JOHNSON

                                 (415) 765-3252



            UNION BANK OF CALIFORNIA FINALIZES COMPLIANCE AGREEMENTS


SAN FRANCISCO - Union Bank of California, N.A., the principal subsidiary of UnionBanCal Corporation (NYSE: UB), announced today that it entered into agreements to resolve previously disclosed issues relating to its Bank Secrecy Act/Anti-Money Laundering (BSA/AML) compliance program. The bank said today that it remains committed to achieving an effective and sustained BSA/AML program. As part of the resolution, the bank:

          o Agreed to a consent order and payment of a civil money penalty of $10 million assessed concurrently by the Office of the Comptroller of the Currency (OCC) and the Financial Crimes Enforcement Network (FinCEN) relating to the bank's Bank Secrecy Act/Anti-Money Laundering (BSA/AML) compliance controls and processes. A reserve for this penalty was established in the second quarter of 2007.

          o Entered into a deferred prosecution agreement (DPA) with the Department of Justice (DOJ) under which the government has agreed to defer prosecution of a BSA Program violation primarily related to the bank's discontinued international banking business and dismiss prosecution completely if the bank meets the conditions of the DPA, including complying with the OCC consent order for one year. The bank sold its international banking business in October 2005.

          o Agreed to a payment of $21.6 million to the DOJ. This expense will be recorded in the third quarter of 2007.

Under the agreements, Union Bank of California committed to a number of improvements in its BSA/AML compliance program aimed at monitoring, detecting and reporting suspicious activities. The bank cooperated fully with its regulators, the OCC and FinCEN, and the DOJ in reaching this settlement.


                                     -more-


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Union Bank Finalizes Compliance Agreements
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"Over the last several years, the bank has devoted considerable resources to eliminate weaknesses and correct deficiencies in its compliance programs. But that of itself does not diminish the seriousness of this matter. We remain firmly committed to the ongoing evaluation, enhancement and improvement of our processes and procedures," said Masaaki Tanaka, president and chief executive officer. "We will continue to work with our regulators to ensure that our focus on compliance is effective, sustainable and responsive so that failures of this kind are not repeated in the future."

Based in San Francisco, UnionBanCal Corporation (NYSE:UB) is a bank holding company with assets of $53.2 billion at June 30, 2007. Its primary subsidiary, Union Bank of California, N.A., has 327 banking offices in California, Oregon and Washington, and 2 international offices. The company's Web site is located at WWW.UNIONBANK.COM


Forward-Looking Statements

The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Such statements include, without limitation, management's expectations regarding the bank's compliance programs and their future effectiveness. Forward-looking statements involve certain risks and uncertainties and actual events may differ materially from those discussed in each statement. Factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's annual report on Form 10-K for the year ended December 31, 2006, which is on file with the SEC, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.




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